Consent of Independent Registered Public Accounting Firm
The Board of Directors
T. Rowe Price Group, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP
Baltimore, Maryland
May 15, 2020